UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2010

Washington Federal, Inc.

(Exact name of registrant as specified in its charter)

Washington	0-25454	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Pike Street, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 624-7930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective January 8, 2010, Washington Federal Savings & Loan Association, a federally-chartered savings and loan association (the “Bank”) and wholly-owned subsidiary of Washington Federal, Inc., a Washington corporation (the “Company”), acquired certain assets and liabilities, including most of the loans and deposits, of Horizon Bank, headquartered in Bellingham, Washington (“Horizon”) from the Federal Deposit Insurance Corporation (“FDIC”), as receiver for Horizon (the “Acquisition”). As of September 30, 2009, Horizon reported total assets of $1.3 billion and total deposits of $1.2 billion. All branches of Horizon have reopened as offices of the Bank.

Horizon operated through eighteen full-service offices, four commercial loan centers and four real estate loan centers in Washington with approximately 225 employees. Total assets purchased by the Bank amounted to approximately $1.14 billion, including an estimated $971 million in loans and $32 million in foreclosed real estate, and total liabilities assumed were approximately $1.01 billion, including an estimated $874 million in deposits. Pursuant to the Agreement, the Bank received a discount of approximately $177 million on the assets and paid a 0% deposit premium.

The loans and foreclosed real estate purchased are covered by two loss share agreements between the FDIC and the Bank (one for single family loans and the other for all other loans and foreclosed real estate), which affords the Bank significant loss protection. Under the loss share agreements, the FDIC will cover 80% of covered loan and foreclosed real estate losses up to $536 million and 95% of losses in excess of that amount. The term for loss sharing on residential real estate loans is ten years, while the term for loss sharing on non-residential real estate loans is five years with respect to losses and eight years with respect to loss recoveries. The losses reimbursable by the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the transaction. New loans made after that date are not covered by the loss share agreements.

The assets acquired and liabilities assumed will be subject to purchase accounting adjustments when recorded on the Bank’s financial statements.

A copy of the press release issued by the Company announcing the transaction is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibits

99.1	Press Release, dated January 8, 2010, announcing the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

WASHINGTON FEDERAL, INC.
(Registrant)

Date: January 13, 2010	By:	/s/ BRENT J. BEARDALL
Brent J. Beardall Executive Vice President and Chief Financial Officer